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                                                                  EXHIBIT 14(b)

                           [ERNST & YOUNG LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our reports each dated November 6, 2001 for Van Kampen Government Securities Fund and November
8, 2001 for the Van Kampen U.S. Government Trust for Income in the
Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14) and related Prospectus/Proxy Statement of Van Kampen Government Securities Fund filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933.


/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Chicago, Illinois
June 18, 2002